As filed with the Securities and Exchange Commission on April 16, 2018

Registration No. 333- 215400

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

POST-EFFECTIVE AMENDMENT No. 1

to

FORM S-3

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

Clovis Oncology, Inc.

(Exact name of registrant as specified in its charter)

Delaware	90-0475355
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

5500 Flatiron Parkway, Suite 100

Boulder, Colorado 80301

(303) 625-5000

(Address, including zip code, and telephone number, including area code, of agent for service)

Patrick J. Mahaffy

President and Chief Executive Officer

Clovis Oncology, Inc.

5500 Flatiron Parkway, Suite 100

Boulder, Colorado 80301

(303) 625-5000

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:

Thomas Mark, Esq.	Paul Gross
Willkie Farr & Gallagher LLP	Senior Vice President and General Counsel
787 Seventh Avenue	Clovis Oncology, Inc.
New York, New York 10019	5500 Flatiron Parkway, Suite 100
(212) 728-8000	Boulder, Colorado 80301
(303) 625-5000

Approximate date of commencement of proposed sale to the public: From time to time after the effective date of this registration statement.

If the only securities being registered on this form are being offered pursuant to dividend or interest reinvestment plans, please check the following box.  ☐

If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box  ☒

If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act of 1933, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act of 1933, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box.  ☒

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box.  ☒

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company” and “emerging growth company” in Rule 12b-2 of the Exchange Act (check one).

Large accelerated filer	☒	Accelerated filer	☐
Non-accelerated filer	☐ (Do not check if a smaller reporting company)	Smaller reporting company	☐
		Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities to be Registered	Amount to be Registered	Proposed Maximum Offering Price Per Unit	Proposed Maximum Aggregate Offering Price	Amount of Registration Fee
Common Stock, par value $0.001 per share	(1)(2)(3)	(1)(2)(3)	(1)(2)(3)	(4)
Debt Securities	(1)(2)	(1)(2)	(1)(2)	(4)

(1)	Omitted pursuant to Form S-3 General Instruction II(E).
(2)	An indeterminate number of securities of the registrant, as may be offered hereunder at indeterminate prices, is being registered.
(3)	Such shares of common stock includes an indeterminate number of shares of common stock that may be issued upon conversion of securities issued directly hereunder. Also, pursuant to Rule 416 under the Securities Act of 1933, as amended (the “Securities Act”), the shares being registered hereunder include such indeterminate number of shares of common stock as may be issuable with respect to the shares being registered hereunder as a result of stock splits, stock dividends or similar transactions.
(4)	Deferred in reliance upon Rule 456(b) and Rule 457(r) under the Securities Act.

EXPLANATORY NOTE

This Post-Effective Amendment No. 1 relates to the registration statement on Form S-3 (File No. 333-215400) filed with the Securities and Exchange Commission on January 3, 2017 (the “Registration Statement”) by Clovis Oncology, Inc. This Post-Effective Amendment No. 1 is being filed for the purpose of, among other things, (i) registering debt securities as additional securities pursuant to Rule 413(b) under the Securities Act of 1933, as amended, (ii) make corresponding changes to the base prospectus included in Part I of the Registration Statement, change the date on the cover page of the prospectus to correspond to the date of this Post-Effective Amendment No. 1 and update as appropriate the information contained in such base prospectus and (iii) file or incorporate by reference additional exhibits to the Registration Statement. The existing base prospectus, dated January 3, 2017, is being replaced in its entirety by the base prospectus filed with this Post-Effective Amendment No. 1.

Prospectus

COMMON STOCK

DEBT SECURITIES

We may offer and sell, separately or concurrently, our common stock and debt securities from time to time in one or more offerings. This prospectus describes the general terms of our common stock and debt securities and the general manner in which such securities will be offered. We will describe the specific manner in which these securities will be offered in supplements to this prospectus, which may also supplement, update or amend information contained in this prospectus. We may also authorize one or more free writing prospectuses to be provided to you in connection with these offerings. You should read this prospectus and any applicable prospectus supplement or free writing prospectuses before you invest.

We may offer our securities in amounts, at prices and on terms determined at the time of offering. The securities may be sold directly to you, through agents or through underwriters and dealers. If agents, underwriters or dealers are used to sell the shares, we will name them and describe their compensation in a prospectus supplement. In addition, selling stockholders to be named in a prospectus supplement may offer to sell shares of our common stock from time to time in one or more offerings. For additional information on the methods of sale, you should refer to the section entitled “Plan of Distribution” in this prospectus and in the applicable prospectus supplement.

Our common stock is listed on the Nasdaq Global Select Market under the symbol “CLVS.” On April 13, 2018 the last reported sale price of our common stock on the Nasdaq Global Select Market was $60.64 per share.

Investing in our securities involves risks. See “Risk Factors” on page 5 of this prospectus and any other risk factors included in any accompanying prospectus supplement and in the documents incorporated by reference in this prospectus or any prospectus supplement for a discussion of the factors you should carefully consider before deciding to purchase shares of our securities.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense.

We or any selling stockholder may offer and sell these securities to or through one or more underwriters, dealers and agents, or directly to purchasers, on a continuous or delayed basis. The names of any underwriters or agents and the terms of the arrangements with such entities will be stated in an accompanying prospectus supplement.

The date of this prospectus is April 16, 2018

(i)

ABOUT THIS PROSPECTUS

This prospectus is part of a registration statement that we filed with the Securities and Exchange Commission, or the SEC, using a “shelf” registration process. Under this shelf registration process, we or a selling stockholder may from time to time offer to sell securities in one or more offerings.

This prospectus provides you with a general description of the securities we may offer. Each time we or a selling stockholder offer a type or series of such securities, we will provide a prospectus supplement that will contain specific information about the terms of that offering. The prospectus supplement, or information incorporated by reference in this prospectus or any prospectus supplement that is of a more recent date, may also add, update or change information contained in this prospectus. To the extent that any statement that we make in a prospectus supplement is inconsistent with statements made in this prospectus, the statements made in this prospectus will be deemed modified or superseded by those made in the prospectus supplement. You should read both this prospectus and any applicable prospectus supplement, together with the additional information described below under the heading “Where You Can Find More Information.” This prospectus may not be used to consummate a sale of our securities unless it is accompanied by a prospectus supplement. We may also authorize one or more free writing prospectuses to be provided to you that may contain material information relating to these offerings.

You should rely only on the information contained in or incorporated by reference in this prospectus, any accompanying prospectus supplement or any related free writing prospectus filed by us with the SEC. We have not authorized anyone to provide you with different information. This prospectus and any accompanying prospectus supplement do not constitute an offer to sell or the solicitation of an offer to buy our securities other than our securities described in such accompanying prospectus supplement or an offer to sell or the solicitation of an offer to buy our securities in any circumstances in which such offer or solicitation is unlawful. You should assume that the information appearing in this prospectus, any prospectus supplement, the documents incorporated by reference and any related free writing prospectus is accurate only as of their respective dates. Our business, financial condition, results of operations and prospects may have changed materially since those dates.

Clovis Oncology®, the Clovis logo and Rubraca™ are trademarks of Clovis Oncology, Inc. in the United States and in other selected countries. All other brand names or trademarks appearing in this prospectus are the property of their respective holders. Unless the context requires otherwise, references in this prospectus to “Clovis,” the “Company,” “we,” “us,” and “our” refer to Clovis Oncology, Inc. together with its consolidated subsidiaries.

WHERE YOU CAN FIND MORE INFORMATION

We file reports and proxy statements with the SEC. These filings include our Annual Report on Form 10-K, Quarterly Reports on Form 10-Q, Current Reports on Form 8-K and proxy statements on Schedule 14A, as well as any amendments to those reports and proxy statements, and are available free of charge through our website as soon as reasonably practicable after we file them with, or furnish them to, the SEC. Once at www.clovisoncology.com, go to Investors & News/SEC Filings to locate copies of such reports and proxy statements. Our website and the information contained on, or that can be accessed through, the website will not be deemed to be incorporated by reference in, and are not considered part of, this prospectus. You should not rely on any such information in making your decision whether to purchase our securities You may also read and copy materials that we file with SEC at the SEC’s Public Reference Room at 100 F Street, NE, Washington, DC 20549. You may obtain information on the operation of the Public Reference Room by calling the SEC at 1-800-SEC-0330. The SEC also maintains a website at www.sec.gov that contains reports, proxy and information statements and other information regarding us and other issuers that file electronically with the SEC.

We have filed with the SEC a registration statement on Form S-3 under the Securities Act of 1933, as amended, or the Securities Act, relating to our securities being offered by this prospectus. This prospectus, which constitutes part of that registration statement, does not contain all of the information set forth in the registration statement or the exhibits and schedules which are part of the registration statement. For further information about us and the securities offered, see the registration statement and the exhibits and schedules thereto. Statements contained in this prospectus regarding the contents of any contract or any other document to which reference is made are not necessarily complete, and, in each instance where a copy of a contract or other document has been filed as an exhibit to the registration statement, reference is made to the copy so filed, each of those statements being qualified in all respects by the reference.

INCORPORATION BY REFERENCE

The SEC allows us to “incorporate by reference” into this prospectus the information we file with the SEC in other documents, which means that we can disclose important information to you by referring you to those documents instead of having to repeat the information in this prospectus. The information incorporated by reference is considered to be part of this prospectus, and later information that we file with the SEC will automatically update and supersede such information. We incorporate by reference the documents listed below and any future information filed (rather than furnished) with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, as amended, between the date of this prospectus and the date we terminate the offering, provided, however, that we are not incorporating any information furnished under Item 2.02 or Item 7.01 of any Current Report on Form 8-K:

•	our Annual Report on Form 10-K for the year ended December 31, 2017, as filed with the SEC on February 27, 2018;

•	our Definitive Proxy Statement on Schedule 14A, as filed with the SEC on April 26, 2017, and the additional definitive proxy soliciting materials, as filed with the SEC on April 26, 2017;

•	our Current Reports on Form 8-K, as filed with the SEC on July 7, 2017 and April 10, 2018; and

•

the description of our common stock contained in our registration statement on Form 8-A as filed with the SEC on November 10, 2011, including any amendments or reports filed for the purpose of updating the description.

We will furnish without charge to you a copy of any or all of the documents incorporated by reference, including exhibits to these documents, upon written or oral request. Direct your written request to: Investor Relations, Clovis Oncology, Inc., 5500 Flatiron Parkway, Suite 100, Boulder, Colorado 80301, or contact Investor Relations at (303) 625-5000.

A statement contained in a document incorporated by reference into this prospectus shall be deemed to be modified or superseded for purposes of this prospectus to the extent that a statement contained in this prospectus, any prospectus supplement or in any other subsequently filed document which is also incorporated in this prospectus modifies or replaces such statement. Any statements so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this prospectus.

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

This prospectus and the information incorporated herein by reference includes statements that are, or may be deemed, “forward-looking statements.” In some cases, these forward-looking statements can be identified by the use of forward-looking terminology, including the terms “believes,” “estimates,” “anticipates,” “expects,” “plans,” “intends,” “may,” “could,” “might,” “will,” “should,” “approximately” or, in each case, their negative or other variations thereon or comparable terminology, although not all forward-looking statements contain these words. They appear in a number of places throughout this prospectus and include statements regarding our intentions, beliefs, projections, outlook, analyses or current expectations concerning, among other things, our ongoing and planned non-clinical studies and clinical trials, the timing of and our ability to make regulatory filings and obtain and maintain regulatory approvals for our product candidates, the degree of clinical utility of our products, particularly in specific patient populations, expectations regarding clinical trial data, our results of operations, financial condition, liquidity, prospects, growth and strategies, the industry in which we operate and the trends that may affect the industry or us.

By their nature, forward-looking statements involve risks and uncertainties because they relate to events, competitive dynamics, and industry change and depend on the economic circumstances that may or may not occur in the future or may occur on longer or shorter timelines than anticipated. We caution you that forward-looking statements are not guarantees of future performance and that our actual results of operations, financial condition and liquidity, and the development of the industry in which we operate may differ materially from the forward-looking statements contained herein.

Any forward-looking statements that we make in this prospectus speak only as of the date of such statement, and unless required by law, we undertake no obligation to update such statements to reflect events or circumstances after the date of this prospectus or to reflect the occurrence of unanticipated events. For all forward-looking statements, we claim the protection of the safe harbor for forward-looking statements contained in the Private Securities Litigation Reform Act of 1995.

Please refer to the section entitled “Risk Factors” of this prospectus, and any other risk factors set forth in any accompanying prospectus supplement and in any information incorporated by reference in this prospectus or any accompanying prospectus supplement to better understand the risks and uncertainties inherent in our business and underlying any forward-looking statements, as well as any other risk factors and cautionary statements described in the documents we file from time to time with the SEC, specifically our most recent Annual Report on Form 10-K, and any subsequent Quarterly Reports on Form 10-Q and our Current Reports on Form 8-K.

ABOUT CLOVIS

We are a biopharmaceutical company focused on acquiring, developing and commercializing innovative anti-cancer agents in the United States, Europe and additional international markets. We target our development programs for the treatment of specific subsets of cancer populations, and simultaneously develop, with partners, diagnostic tools intended to direct a compound in development to the population that is most likely to benefit from its use.

Our marketed product Rubraca® (rucaparib) is approved in the United States by the Food and Drug Administration, or FDA, for two indications, encompassing two settings for the treatment of recurrent epithelial ovarian, fallopian tube or primary peritoneal cancer.

Our Marketing Authorization Application, or MAA, submitted to the European Union’s European Medicines Agency, or EMA, for an ovarian cancer treatment indication for Rubraca is currently under review.

Beyond our initial labeled indication, we have a robust Rubraca clinical development program underway in a variety of solid tumor types, including prostate and bladder cancers, and in July 2017, we entered into a broad clinical collaboration with Bristol-Myers Squibb Company to evaluate the combination of their immunotherapy Opdivo® (nivolumab) with Rubraca in several tumor types.

We hold worldwide rights for Rubraca. In June 2011, we obtained an exclusive, worldwide license from Pfizer to develop and commercialize rucaparib. U.S. Patent 6,495,541, and its equivalent counterparts issued in dozens of countries, directed to the rucaparib composition of matter, expire in 2020 and are potentially eligible for up to five years patent term extension in various jurisdictions. We believe that patent term extension under the Drug Price

Competition and Patent Term Restoration Act of 1984 (the “Hatch-Waxman Act”) could be available to extend our patent exclusivity for rucaparib to the fourth quarter of 2023 in the United States. In Europe, we believe that patent term extension under a supplementary protection certificate could be available for an additional five years to at least 2025. In April 2012, we obtained an exclusive license from AstraZeneca under a family of patents and patent applications which will permit the development and commercialization of rucaparib for certain methods of treating patients with PARP inhibitors. Additionally, other patents and patent applications are directed to methods of making, methods of using, dosing regimens, various salt and polymorphic forms and formulations and have expiration dates ranging from 2020 through potentially 2035, including the camsylate salt/polymorph patent family licensed from Pfizer, which expires in 2031 and a patent application directed to high dosage strength rucaparib tablets that, if issued, will expire in 2035. We are aware of a number of challenges of salt and polymorph patents. Two oppositions were filed in the granted European counterpart of the rucaparib camsylate salt/polymorph patent on June 20, 2017. European oppositions are commonly filed against patents related to pharmaceutical products. The grounds of opposition related to Rubraca were lack of novelty and lack of inventive step. The novelty and inventive step challenges are based on prior art references (or closely related disclosures) that were previously raised by the European patent examiner during prosecution of the application. The claims of the granted patent were found to be patentable over this prior art. A preliminary opinion and summons to oral proceedings were issued on April 4, 2018. The oral hearing is scheduled for December 4, 2018. The preliminary opinion provides a non-binding indication of the tribunal’s view. In the preliminary opinion the tribunal agree with some of our positions and agree with certain objections made by the opponents. As part of the proceeding we have the opportunity to submit further argument and pursue alternative claims in the form of auxiliary requests. While the ultimate results of patent challenges can be difficult to predict, we believe a number of factors, including a constellation of unexpected properties, support the novelty and non-obviousness of our rucaparib camsylate salt/polymorph composition of matter patent. We believe a successful challenge of all claims relevant to Rubraca would be difficult. On March 8, 2018, we received a notice of allowance in the United States for our high dosage strength rucaparib tablets patent application. After the issue fee was paid, we received an action in its European counterpart based on a publication not previously considered in the United States application, and on April 11, 2018 we submitted that reference for consideration with respect to the United States patent application. We believe that, if issued, this patent will include claims that cover the commercial Rubraca product, including all commercial dosage strengths and will expire in 2035. Additionally, in Europe, regulatory exclusivity is available for ten years, plus one year for a new indication, therefore, we believe that we will have regulatory exclusivity for Rubraca in Europe, pending European Commission approval of the treatment indication, expected in the second quarter of 2018, and an additional indication, if approved, until at least 2029.

We have built our organization to support innovative oncology drug development for the treatment of specific subsets of cancer populations. To implement our strategy, we have assembled an experienced team with core competencies in global clinical and non-clinical development, regulatory operations and commercialization in oncology, as well as conducting collaborative relationships with companies specializing in companion diagnostic development.

We were incorporated under the laws of the State of Delaware in April 2009. Our principal executive offices are located at 5500 Flatiron Parkway, Suite 100, Boulder, Colorado 80301, and our telephone number is (303) 625-5000. Our website address is www.clovisoncology.com. Our website and the information contained on, or that can be accessed through, the website will not be deemed to be incorporated by reference in, and are not considered part of, this prospectus. You should not rely on any such information in making your decision whether to purchase our securities.

RISK FACTORS

Investing in our securities involves significant risks. Please see the risk factors under the heading “Risk Factors” in our most recently filed Annual Report on Form 10-K, as revised or supplemented by our Quarterly Reports on Form 10-Q filed with the SEC since the filing of our most recent Annual Report on Form 10-K, which is incorporated by reference in this prospectus, including those described under “Cautionary Note Regarding Forward-Looking Statements.” Before making an investment decision, you should carefully consider these risks as well as other information we include or incorporate by reference in this prospectus and any prospectus supplement. The risks and uncertainties we have described are not the only ones facing our company. Additional risks and uncertainties not presently known to us or that we currently deem immaterial may also affect our business operations.

RATIO OF EARNINGS TO FIXED CHARGES

The following table sets forth our ratio of earnings to fixed charges in each of the fiscal years ended December 31, 2017, 2016, 2015, 2014 and 2013. The following should be read in conjunction with our consolidated financial statements, including the notes thereto, and the other financial information included or incorporated by reference herein.

Year ended December 31,
2017	2016	2015	2014	2013
—	—	—	—	—

For the fiscal years ended December 31, 2017, 2016, 2015, 2014 and 2013, we had earnings to fixed charges deficiencies of $350.0 million, $381.2 million, $381.9 million, $157.7 million and $84.5 million, respectively.

For the purposes of computing this ratio, “earnings” consist of income (loss) before income taxes plus “fixed charges” and certain other adjustments. “Fixed charges” consist of the sum of: (a) interest expense; (b) amortized discounts; and (c) an estimate of the interest within rental expense.

We have incurred significant losses since our inception and anticipate that we will continue to incur losses for the foreseeable future.

USE OF PROCEEDS

Unless otherwise indicated in any applicable prospectus supplement, we intend to use the net proceeds from the sale of any securities offered under this prospectus for general corporate purposes, including funding of our development programs, commercial planning and sales and marketing expenses, general and administrative expenses, acquisition or licensing of additional product candidates or businesses and working capital. Pending these uses, we may invest the net proceeds in short-term, interest-bearing investment grade securities, certificates of deposit or direct or guaranteed obligations of the U.S. government. We have not determined the amount of net proceeds to be used specifically for such purposes. As a result, management will retain broad discretion over the allocation of net proceeds. Additional information on the use of net proceeds from any sale of our securities offered under this prospectus may be set forth in the prospectus supplement relating to a specific offering. We will not receive any proceeds from sales by selling stockholders.

DILUTION

If there is a material dilution of the purchasers’ equity interest from the sale of our common stock offered under this prospectus, we will set forth in any prospectus supplement the following information regarding any such material dilution of the equity interests of purchasers purchasing shares of our common stock in an offering under this prospectus:

•	the net tangible book value per share of our common stock before and after the offering;

•	the amount of the increase in such net tangible book value per share attributable to the cash payments made by the purchasers in the offering; and

•	the amount of the immediate dilution from the public offering price which will be absorbed by such purchasers.

SECURITIES WE MAY OFFER

The descriptions of the securities contained in this prospectus, together with the applicable prospectus supplements, summarize all the material terms and provisions of the various types of securities that we may offer under this prospectus. The terms of the offering of securities, the initial offering price and the net proceeds to us will be contained in the prospectus supplement, and other offering material, relating to such offer. We will also include in the prospectus supplement information, where applicable, about material United States federal income tax considerations relating to the securities and the securities exchange, if any, on which the securities will be listed.

DESCRIPTION OF COMMON STOCK

The following summary describes our common stock. Because the following is only a summary, it does not contain all of the information that may be important to you. For a complete description, you should refer to our amended and restated certificate of incorporation and amended and restated bylaws, copies of which are on file with the SEC. See “Where You Can Find More Information.”

The holders of our common stock are entitled to one vote for each share held of record on all matters submitted to a vote of stockholders and are not entitled to cumulative votes with respect to the election of directors. The holders of common stock are entitled to receive dividends ratably, if, as and when dividends are declared from time to time by our board of directors out of legally available funds, after payment of dividends required to be paid on outstanding preferred stock, if any. Any decision to declare and pay dividends in the future will be made at the discretion of our board of directors and will depend on, among other things, our results of operations, cash requirements, financial condition, contractual restrictions and other factors that our board of directors may deem relevant. Upon our liquidation, dissolution or winding up, the holders of common stock are entitled to share ratably in all assets that are legally available for distribution after payment of all debts and other liabilities, subject to the prior rights of any holders of preferred stock then outstanding. The holders of common stock have no other preemptive, subscription, redemption, sinking fund or conversion rights. All outstanding shares of our common stock are fully paid and nonassessable. The shares of common stock to be issued upon closing of an offering will also be fully paid and nonassessable. The rights, preferences and privileges of holders of common stock are subject to, and may be negatively impacted by, the rights of the holders of shares of any series of preferred stock which we may designate and issue in the future.

Our amended and restated certificate of incorporation authorizes us to issue up to 100 million shares of common stock, par value $0.001 per share.

As of December 31, 2017, 50,565,119 shares of our common stock were outstanding.

As of December 31, 2017, options to purchase 5,789,735 shares of our common stock at a weighted average exercise price of $46.77 per share were outstanding.

As of December 31, 2017, 589,529 shares of our common stock were issuable upon the vesting of restricted stock units outstanding.

DESCRIPTION OF OTHER CAPITAL STOCK AND GOVERNING DOCUMENTS

The following summary describes our other capital stock and the material provisions of our amended and restated certificate of incorporation and our amended and restated bylaws and the Delaware General Corporation Law. Because the following is only a summary, it does not contain all of the information that may be important to you. For a complete description, you should refer to our amended and restated certificate of incorporation and amended and restated bylaws, copies of which are on file with the SEC. See “Where You Can Find More Information.”

Undesignated Preferred Stock

Under our amended and restated certificate of incorporation, our board of directors has the authority, without action by our stockholders, to designate and issue up to 10 million shares of preferred stock par value $0.001 per share, in one or more series and to designate the rights, preferences and privileges of each series, any or all of which may be greater than the rights of our common stock. It is not possible to state the actual effect of the issuance of any shares of preferred stock upon the rights of holders of our common stock until our board of directors determines the specific rights of the holders of preferred stock. However, the effects might include, among other things, restricting dividends on the common stock, diluting the voting power of the common stock, impairing the liquidation rights of the common stock and delaying or preventing a change in control of our common stock without further action by our stockholders and may adversely affect the market price of our common stock. As of December 31, 2017, no shares of our preferred stock were outstanding.

Registration Rights

No holders of our securities are entitled to rights with respect to the registration of their securities under the Securities Act.

Anti-Takeover Provisions of Delaware Law

We are subject to Section 203 of the Delaware General Corporation Law. In general, Section 203 prohibits a publicly held Delaware corporation from engaging in a business combination with an interested stockholder for a period of three years following the date the person became an interested stockholder, unless the business combination or the transaction in which the person became an interested stockholder is approved in a prescribed manner. Generally, a business combination includes a merger, asset or stock sale, or other transaction resulting in a financial benefit to the interested stockholder. Generally, an interested stockholder is a person who, together with affiliates and associates, owns or, in the case of affiliates or associates of the corporation, within three years prior to the determination of interested stockholder status, owned 15% or more of a corporation’s voting stock. The existence of this provision could have anti-takeover effects with respect to transactions not approved in advance by our board of directors, such as discouraging takeover attempts that might result in a premium over the market price of our common stock. The foregoing provisions of the Delaware General Corporation Law may have the effect of deterring or discouraging hostile takeovers or delaying changes in control of our company.

Charter and Bylaws Anti-Takeover Provisions

Classified Board of Directors

Our amended and restated certificate of incorporation provides that our board of directors is divided into three classes of directors, with the number of directors in each class to be as nearly equal as possible. Our classified board of directors staggers terms of the three classes and has been implemented through one, two and three-year terms for the initial three classes, followed in each case by full three-year terms. With a classified board of directors, only one-third of the members of our board of directors is elected each year. This classification of directors has the effect of making it more difficult for stockholders to change the composition of our board of directors.

Size of Board of Directors and Removal of Directors

Our amended and restated certificate of incorporation and amended and restated bylaws provide that:

•

the number of directors will be fixed from time to time exclusively pursuant to a resolution adopted by a majority of our board of directors, but must consist of not less than three directors, which will prevent stockholders from circumventing the provisions of our classified board of directors;

•	directors may be removed only for cause; and

•

vacancies on our board of directors may be filled only by a majority of directors then in office, even though less than a quorum, or by a sole remaining director, at any meeting of the board of directors.

Authorized Preferred Stock

Our amended and restated certificate of incorporation provides for the issuance by our board of directors, without stockholder approval, of shares of preferred stock, with voting power, designations, preferences and other special rights as may be determined in the discretion of our board of directors. The issuance of preferred stock could decrease the amount of earnings and assets available for distribution to the holders of common stock or could adversely affect the rights and powers, including voting rights, of holders of common stock. In certain circumstances, such issuance could have the effect of decreasing the market price of the common stock. Preferred stockholders could also make it more difficult for a third party to acquire our company.

No Stockholder Action by Written Consent

Our amended and restated certificate of incorporation and amended and restated bylaws require that any action required or permitted to be taken by our stockholders must be effected at a duly called annual or special meeting of stockholders and may not be effected by a consent in writing.

Calling of Special Meetings of Stockholders

Our amended and restated bylaws provide that special stockholder meetings for any purpose may only be called by a majority of our board of directors, our chairman or our chief executive officer.

Advance Notice Requirements for Stockholder Proposals and Director Nominations

Our amended and restated bylaws establish an advance notice procedure for stockholder proposals to be brought before an annual meeting of stockholders, including proposed nominations of candidates for election to the board of directors. Stockholders at an annual meeting may only consider proposals or nominations specified in the notice of meeting or brought before the meeting by or at the direction of the board of directors, or by a stockholder of record on the record date for the meeting, who is entitled to vote at the meeting and who has delivered timely written notice in proper form to our secretary of the stockholder’s intention to bring such business before the meeting. These provisions could have the effect of delaying until the next stockholder meeting stockholder actions that are favored by the holders of a majority of our outstanding voting stock. These provisions also could discourage a third party from making a tender offer for our common stock, because even if it acquired a majority of our outstanding voting stock, it would be able to take action as a stockholder, such as electing new directors or approving a merger, only at a duly called stockholders meeting and not by written consent.

Indemnification of Directors and Officers

Our amended and restated certificate of incorporation and amended and restated bylaws provide that we will, to the fullest extent permitted by Delaware corporate law, subject to certain limitations, indemnify any person made or threatened to be made a party to a proceeding by reason of that person’s former or present official capacity with us against judgments, penalties, fines, settlements and reasonable expenses. Any person is also entitled, subject to certain limitations, to payment or reimbursement of reasonable expenses (including attorneys’ fees and disbursements and court costs) in advance of the final disposition of the proceeding.

The provision regarding indemnification of our directors and officers in our amended and restated certificate of incorporation will generally not limit liability under state or federal securities laws.

We maintain a directors’ and officers’ insurance policy pursuant to which our directors and officers are insured against liability for actions taken in their capacities as directors and officers. We believe that these indemnification provisions and insurance are useful to attract and retain qualified directors and officers.

In addition, we have entered into indemnification agreements with each of our directors and named executive officers, which also provide, subject to certain exceptions, for indemnification for related expenses, including, among others, reasonable attorney’s fees, judgments, fines and settlements incurred in any action or proceeding. Your investment may be adversely affected to the extent that, in a class action or direct suit, we pay the costs of settlement and damage awards against directors and officers pursuant to these indemnification provisions.

Insofar as the foregoing provisions permit indemnification of directors, officers or persons controlling us for liability arising under the Securities Act, we have been informed that in the opinion of the SEC, this indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.

Transfer Agent and Registrar

Our transfer agent and registrar for our common stock is Continental Stock Transfer & Trust Company.

Listing

Our common stock is listed on the Nasdaq Global Select Market under the symbol “CLVS.”

DESCRIPTION OF DEBT SECURITIES

The debt securities will be direct obligations of the Company and will be either senior or subordinated debt securities and may be either secured or unsecured. We will issue the debt securities under an indenture that we will enter into with a trustee named in the indenture. While the terms we have summarized below will apply generally to any debt securities that we may offer under this prospectus, we will describe the particular terms of any debt securities that we may offer in more detail in the applicable prospectus supplement. The terms of any debt securities offered under a prospectus supplement may differ from the terms described below. Unless the context requires otherwise, whenever we refer to the indenture, we also are referring to any supplemental indentures that specify the terms of a particular series of debt securities. For purposes of this description of debt securities, references to “the Company,” “we,” “our” and “us” refer only to Clovis Oncology, Inc. and not to its subsidiaries.

General

We may issue debt securities in one or more series. A supplemental indenture will set forth specific terms of each series of debt securities. There will be prospectus supplements relating to particular series of debt securities. Each prospectus supplement will describe with respect to the particular series of debt securities offered:

•	the title of the debt securities;

•	any limit upon the aggregate principal amount of debt securities which we may issue;

•	the date or dates on which the debt securities will mature and the amount of principal which will be payable when the debt securities mature;

•

the rate or rates (which may be fixed or variable) at which the debt securities will bear interest, if any, or contingent interest, if any, as well as the dates from which interest will accrue, the dates on which interest will be payable and the record date for the interest payable on any payment date;

•	the currency or currencies in which principal, premium, if any, and interest, if any, will be paid;

•	the place or places where principal, premium, if any, and interest, if any, on the debt securities will be payable;

•	any provisions regarding our right to repurchase or redeem debt securities or of holders to require us to repurchase or redeem debt securities;

•	whether the debt securities are senior or subordinated debt securities, and if subordinated debt securities, the terms of such subordination;

•

the right, if any, of holders of the debt securities to convert them into common stock or other securities, including any contingent conversion provisions and any provisions intended to prevent dilution of those conversion rights;

•	any provisions requiring or permitting us to make payments to a sinking fund which will be used to redeem debt securities or a purchase fund which will be used to purchase debt securities;

•	any index or formula used to determine the required payments of principal, premium, if any, or interest, if any;

•	the percentage of the principal amount of the debt securities which is payable if maturity of the debt securities is accelerated because of a default;

•	any special or modified events of default or covenants with respect to the debt securities; and

•	any other terms of the debt securities, which may be different from the terms set forth in this prospectus.

The indenture will not contain any restrictions on the payment of dividends or the repurchase of our securities or any financial covenants. However, supplemental indentures relating to particular series of debt securities, or other indentures, may contain provisions of that type.

We may issue debt securities at a discount from, or at a premium to, their stated principal amount. A prospectus supplement may describe federal income tax considerations and other special considerations applicable to a debt security issued with original issue discount or a premium.

If the principal of, premium, if any, or interest, if any, with regard to any series of debt securities is payable in a foreign currency, then in the prospectus supplement relating to those debt securities, we will describe any restrictions on currency conversions, tax considerations or other material restrictions with respect to that issue of debt securities.

Form of Debt Securities

We may issue debt securities in certificated or uncertificated form, in registered form with or without coupons or in bearer form with coupons, if applicable.

We may issue debt securities of a series in the form of one or more global certificates evidencing all or a portion of the aggregate principal amount of the debt securities of that series. We may deposit the global certificates with depositaries, and the global certificates may be subject to restrictions upon transfer or upon exchange for debt securities in individually certificated form.

Events of Default and Remedies

An event of default with respect to each series of debt securities will include:

•

our default in payment of the principal of or premium, if any, on any debt securities when it becomes due and payable at its stated maturity or upon redemption, acceleration or otherwise, of any series beyond any applicable grace period specified in a supplemental indenture;

•	our default for 30 days or a different period specified in a supplemental indenture, which may be no period, in payment of any installment of interest due with regard to debt securities of any series;

•	our default for 90 days after notice in the observance or performance of any other covenants or agreements with regard to any debt securities of a series or the indenture; and

•	certain events involving our bankruptcy, insolvency or reorganization.

Supplemental indentures relating to particular series of debt securities may include other events of default.

The indenture will provide that the trustee will give to the holders of any debt securities of a series notice of any default with regard to such debt securities of that series known to the trustee (upon receipt in writing by a trust officer), within 90 days after it occurs; provided, that, except in the case of a default in the payment of the principal of, or premium, if any, or interest on any debt security, the trustee will be protected in withholding notice of the default if and so long as a committee of its trust officers in good faith determines it in the interest of the holders of the series to do so.

The indenture will provide that, if any event of default occurs and is continuing, the trustee, by notice to us, or the holders of not less than 25% in aggregate principal amount of the series of debt securities then outstanding, by notice to us and the trustee, may declare the principal of and accrued interest, if any, on all the debt securities of that series to be due and payable immediately. However, if we cure all events of default (except the failure to pay principal, premium or interest which became due solely because of the acceleration) and certain other conditions are met, that declaration may be rescinded and past defaults may be waived by the holders of a majority in aggregate principal amount of the series of debt securities then outstanding.

The holders of a majority of the outstanding principal amount of a series of debt securities will have the right to direct the time, method and place of conducting proceedings for any remedy available to the trustee, subject to certain limitations to be specified in the indenture.

A prospectus supplement will describe any additional or different events of default which apply to any series of debt securities.

Modification of the Indenture or Other Indentures

We and the trustee under the indenture may:

•

without the consent of holders of debt securities, modify the indenture to (i) cure errors, omissions, defects, inconsistencies or ambiguities, (ii) comply with covenants in the indenture described below under the heading “Mergers and Other Transactions,” (iii) establish the form and terms of any debt securities of any series as contemplated in the indenture, (iv) provide for uncertificated debt securities in addition to or in place of certificated debt securities or (v) amend, modify or supplement the indenture, or any supplemental indenture, to make any change that does not materially adversely affect the rights of any holder of debt securities, provided that any amendment, modification or supplement that conforms the indenture or any supplemental indenture, as applied to any series of debt securities, to the terms described in the prospectus (including any prospectus supplement) pursuant to which such debt securities were initially sold shall be deemed not to adversely affect the rights of holders; or

•

We and the trustee may also (i) amend or supplement the indenture or the debt securities without notice to any holder but with the written consent of the holders of a majority in aggregate principal amount of the debt securities of all series then outstanding or (ii) supplement the indenture with regard to a series of debt securities, amend or supplement a supplemental indenture relating to a series of debt securities, or amend the debt securities of a series, without notice to any holder but with the written consent of the holders of a majority in aggregate principal amount of the debt securities of that series then outstanding. The holders of a majority in principal amount of the debt securities of all series then outstanding may waive compliance by us with any provision of the indenture or the debt securities without notice to any holder. The holders of a majority in principal amount of the debt securities of any series then outstanding may waive compliance with any provision of the indenture, any supplemental indenture or the debt securities of that series with regard to the debt securities of that series without notice to any holder. However, without the consent of the holder so affected, no amendment, supplement or waiver, including a waiver of existing events of default, may: extend the fixed maturity of any debt securities, reduce the rate or extend the time for payment of interest, if any, on any debt securities, reduce the principal amount of any debt securities or the premium, if any, on any debt securities, impair or affect the right of a holder to institute suit for the payment of principal, premium, if any, or interest, if any, with regard to any debt securities, change the currency in which any debt securities are payable or impair the right, if any, to convert any debt securities into common stock or any other of our securities, reduce the percentage of debt securities required to consent to an amendment, supplement or waiver, reduce the amount payable upon the redemption of any debt security or change the time at which any debt security may or will be redeemed, modify the provisions of any supplemental indenture with respect to subordination of any debt securities of a series in a manner adverse to the holders or make any change to certain provisions of the indenture relating to, among other things, the right of holders of debt securities to receive payment of the principal of, premium and interest on those debt securities, to demand conversion and to waive existing events of default.

Mergers and Other Transactions

The indenture will provide that we may not consolidate with or merge into any other entity, or convey, transfer or lease our properties and assets substantially as an entirety to another person, unless (1) the entity formed by the consolidation or into which we are merged, or which acquires or leases our properties and assets substantially as an entirety, is a corporation organized and existing under the laws of the United States of America, a State of the United States of America or the District of Columbia, and assumes by a supplemental indenture all our obligations with regard to outstanding debt securities and our other covenants under the indenture, (2) with regard to each series of debt securities, immediately after giving effect to the transaction, no event of default with respect to that series of debt securities, and no event which would become an event of default, will have occurred and be continuing and (3) we have delivered to the trustee an officers’ certificate and an opinion of counsel, stating that the consolidation, merger, conveyance, transfer or lease and the supplemental indenture (or the supplemental indentures together) comply with this section and that all the conditions precedent relating to the transaction set forth in this section have been fulfilled.

The indenture will provide that upon any event described in the immediately preceding paragraph, the successor entity will succeed to and be substituted for us, and may exercise every right of ours under the indenture and each supplemental indenture relating to outstanding series of debt securities, and the predecessor entity will be relieved of all obligations and covenants under the indenture and each supplemental indenture.

Concerning the Trustee

We will identify the trustee with respect to any series of debt securities in the prospectus supplement relating to the debt securities. You should note that if the trustee becomes a creditor of ours, the indenture and the Trust Indenture Act of 1939 limit the rights of the trustee to obtain payment of claims in certain cases, or to realize on certain property received in respect of certain claims, as security or otherwise. The trustee and its affiliates may engage in, and will be permitted to continue to engage in, other transactions with us and our affiliates. If, however, the trustee, acquires any “conflicting interest” within the meaning of the Trust Indenture Act of 1939, it must eliminate the conflict or resign.

The holders of a majority in principal amount of the then outstanding debt securities of any series may direct the time, method and place of conducting any proceeding for any remedy available to the trustee with regard to that series or of exercising any trust or power conferred on the trustee with regard to the debt securities of that series. However, the trustee may refuse to follow any direction that conflicts with law or the indenture or, subject to the indenture, that the trustee determines is unduly prejudicial to the rights of other holders or that would involve the trustee in personal liability; provided, however, that the trustee may take any other action deemed proper by the trustee that is not inconsistent with such direction. Prior to taking any action as a result of a direction given under this paragraph, the trustee will be entitled to indemnification satisfactory to it in its sole discretion against all losses and expenses caused by taking or not taking that action. If an event of default occurs and is continuing, the trustee, in the exercise of its rights and powers, must use the degree of care and skill in their exercise, as a prudent person would exercise in the conduct of his or her own affairs, provided that, the trustee will be under no obligation to exercise any of its rights or powers under the indenture at the request of any of the holders of the debt securities, unless they have offered to the trustee indemnity or security satisfactory to the trustee.

Governing Law

Each of the indentures, each supplemental indenture, and the debt securities issued under them will be governed by, and construed in accordance with, the laws of the State of New York.

SELLING STOCKHOLDERS

Information about selling stockholders, where applicable, will be set forth in a prospectus supplement, in a post-effective amendment or in filings we make with the SEC under the Exchange Act that are incorporated by reference.

PLAN OF DISTRIBUTION

We and any selling stockholder may sell our securities from time to time pursuant to underwritten public offerings, negotiated transactions, block trades or a combination of these methods. We may sell our securities separately or together:

•	to or through one or more underwriters, brokers or dealers;

•	through agents;

•	directly to one or more purchasers; or

•	through a combination of any of these methods of sale.

We may distribute our securities from time to time in one or more transactions:

•	at a fixed price or prices, which may be changed;

•	at market prices prevailing at the time of sale;

•	at prices related to such prevailing market prices; or

•	at negotiated prices.

Any selling stockholders will act independently of us in making decisions with respect to the timing, manner and size of each sale of shares of our common stock being offered by this prospectus.

The related prospectus supplement will set forth the terms of each offering, including:

•	the name or names of any agents, dealers, underwriters or investors who purchase the securities;

•	the purchase price of the securities being offered and the proceeds we will receive from the sale;

•	the amount of any compensation, discounts, commissions or fees to be received by the underwriters, dealer or agents;

•	any over-allotment options under which underwriters may purchase additional securities from us;

•	any discounts or concessions allowed or reallowed or paid to dealers;

•	any securities exchanges on which such securities may be listed;

•	the terms of any indemnification provisions, including indemnification from liabilities under the federal securities laws; and

•	the nature of any transaction by an underwriter, dealer or agent during the offering that is intended to stabilize or maintain the market prices of the securities.

Offers to purchase our securities being offered by this prospectus may be solicited directly. In addition, agents to solicit offers to purchase our securities may be designated from time to time. The securities being offered by this prospectus may be sold by any method permitted by law, including sales of our common stock deemed to be an “at the market” offering as defined in Rule 415(a)(4) under the Securities Act, including without limitation sales of our common stock made directly on the Nasdaq Global Select Market, on any other existing trading market for shares of our common stock or to or through a market maker. Any agent involved in the offer or sale of our securities will be named in a prospectus supplement.

If a dealer is utilized in the sale of the securities being offered by this prospectus, our securities will be sold to the dealer, as principal. The dealer may then resell the securities to the public at varying prices to be determined by the dealer at the time of resale.

If an underwriter is utilized in the sale of the securities being offered by this prospectus, an underwriting agreement will be executed with the underwriter at the time of sale and we will provide the name of any underwriter in the prospectus supplement that the underwriter will use to make resales of the securities to the public. In connection with the sale of the securities, we, any selling stockholders or the purchasers of our securities for whom the underwriter may act as agent may compensate the underwriter in the form of underwriting discounts or commissions. The underwriter may sell our securities to or through dealers, and the underwriter may compensate those dealers in the form of discounts, concessions or commissions.

The applicable prospectus supplement will provide any compensation paid to underwriters, dealers or agents in connection with the offering of our securities and any discounts, concessions or commissions allowed by underwriters to participating dealers. In compliance with guidelines of the Financial Industry Regulatory Authority, or FINRA, the maximum consideration or discount to be received by any FINRA member or independent broker dealer may not exceed 8% of the aggregate amount of the securities offered pursuant to this prospectus and any applicable prospectus supplement. Underwriters, dealers and agents participating in the distribution of our securities may be deemed to be underwriters within the meaning of the Securities Act, and any discounts and commissions received by them and any profit realized by them on resale of our securities may be deemed to be underwriting discounts and commissions. Agreements to indemnify underwriters, dealers and agents against civil liabilities, including liabilities under the Securities Act, or to contribute to payments they may be required to make in respect thereof may be entered into. In the event that an offering made pursuant to this prospectus is subject to FINRA Rule 5121, the prospectus supplement will comply with the prominent disclosure provisions of that rule.

Our securities may or may not be listed on a national securities exchange. To facilitate the offering of our securities, certain persons participating in the offering may engage in transactions that stabilize, maintain or otherwise affect the price of securities. This may include over-allotments or short sales of our securities, which involves the sale by persons participating in the offering of more the securities than were sold to them. In these circumstances, these persons would cover such over-allotments or short positions by making purchases in the open market or by exercising their over-allotment option. In addition, these persons may stabilize or maintain the price of our securities by bidding for or purchasing our securities in the open market or by imposing penalty bids, whereby selling concessions allowed to dealers participating in the offering may be reclaimed if our securities sold by them are repurchased in connection with stabilization transactions. The effect of these transactions may be to stabilize or maintain the market price of our securities at a level above that which might otherwise prevail in the open market. These transactions may be discontinued at any time.

Underwriters, dealers or agents may be authorized to solicit offers by certain purchasers to purchase our securities at the public offering price set forth in the applicable prospectus supplement pursuant to delayed delivery contracts providing for payment and delivery on a specified date in the future. The contracts will be subject only to those conditions set forth in the prospectus supplement, and the prospectus supplement will set forth any commissions paid for solicitation of these contracts.

Derivative transactions may be entered into with third parties, or securities not covered by this prospectus may be sold to third parties in privately negotiated transactions. If the applicable prospectus supplement so indicates, in connection with any derivative transaction, the third parties may sell our securities covered by this prospectus and the applicable prospectus supplement, including in short sale transactions. If so, the third party may use securities pledged by us or borrowed from us or others to settle those sales or to close out any related open borrowings of stock, and may use securities received from us in settlement of those derivatives to close out any related open borrowings. The third party in such sale transactions will be an underwriter and will be identified in the applicable prospectus supplement or a post-effective amendment to the registration statement of which this prospectus is a part. In addition, our securities may be otherwise loaned or pledged to a financial institution or other third party that in turn may sell our securities short using this prospectus. Such financial institution or other third party may transfer its economic short position to investors in our securities or in connection with a concurrent offering of other securities.

The underwriters, dealers and agents may engage in transactions with us or any selling stockholders, or perform services for us or any selling stockholders, in the ordinary course of business.

LEGAL MATTERS

The validity of our securities offered by this prospectus will be passed upon for us by Willkie Farr & Gallagher LLP, New York, New York. If the validity of any securities is also passed upon by counsel for the underwriters of an offering of those securities, that counsel will be named in the prospectus supplement relating to that offering.

EXPERTS

The consolidated financial statements of Clovis Oncology, Inc. appearing in Clovis Oncology, Inc.’s Annual Report (Form 10-K) for the year ended December 31, 2017, and the effectiveness of Clovis Oncology, Inc.’s internal control over financial reporting as of December 31, 2017, have been audited by Ernst & Young LLP, independent registered public accounting firm, as set forth in their reports thereon, included therein, and incorporated herein by reference. Such financial statements are, and audited financial statements to be included in subsequently filed documents will be, incorporated herein in reliance upon the reports of Ernst & Young LLP pertaining to such financial statements and the effectiveness of our internal control over financial reporting as of the respective dates (to the extent covered by consents filed with the Securities and Exchange Commission) given on the authority of such firm as experts in accounting and auditing.

Common Stock

Debt Securities

Prospectus

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 14. Other expenses of issuance and distribution.

The following table sets forth the costs and expenses, other than underwriting discounts and commissions, payable by Clovis in connection with the sale of the securities being registered. All amounts shown are estimates, except the Securities and Exchange Commission registration fee.

Item	Amount to be Paid*
Securities and Exchange Commission registration fee	$	**
Legal fees and expenses		400,000*
Accountants’ fees and expenses		180,000*
Printing expenses		75,000*
Miscellaneous		20,000*

Total		$675,000*

*	Since an indeterminate number of issuances and amount of shares of our securities are covered by this registration statement, the expenses in connection with the issuance and distribution of shares of our securities are not currently determinable. The amounts shown are estimates of expenses payable by us in connection with the filing of this registration statement and one offering of securities hereunder, but do not limit the amount of securities that may be offered.
**	Deferred in reliance upon Rule 456(b) and 457(r) under the Securities Act.

Item 15. Indemnification of directors and officers.

Indemnification of directors and officers

Section 145 of the Delaware General Corporation Law provides that a corporation has the power to indemnify a director, officer, employee or agent of the corporation and certain other persons serving at the request of the corporation for another corporation, partnership, joint venture, trust or other enterprise in related capacities against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlements actually and reasonably incurred by the person in connection with an action, suit or proceeding to which he or she is or is threatened to be made a party by reason of such position, if such person acted in good faith and in a manner he or she reasonably believed to be in or not opposed to the best interests of the corporation, and, in any criminal action or proceeding, had no reasonable cause to believe his or her conduct was unlawful, except that, in the case of actions brought by or in the right of the corporation, no indemnification shall be made with respect to any claim, issue or matter as to which such person shall have been adjudged to be liable to the corporation unless and only to the extent that the Court of Chancery or other adjudicating court determines that, despite the adjudication of liability but in view of all of the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which the Court of Chancery or such other court shall deem proper.

Our amended and restated certificate of incorporation provides that we will indemnify to the fullest extent permitted by Delaware corporate law each person who was or is a party or threatened to be made a party to any threatened, pending or completed action, suit or proceeding whether civil, criminal, administrative or investigative (other than an action by or in the right of us) by reason of the fact that he or she is or was our director or officer, or is or was serving at our request as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise (all such persons being referred to as an “Indemnitee”) against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by the Indemnitee in connection with such action, suit or proceeding, if such Indemnitee acted in good faith and in a manner he or she reasonably believed to be in, or not opposed to, our best interests, and, with respect to any criminal action or proceeding, he or she had no reasonable cause to believe his or her conduct was unlawful.

Our amended and restated certificate of incorporation also provides that we will indemnify any Indemnitee who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding by or in the right of us to procure a judgment in our favor by reason of the fact that the Indemnitee is or was our director or officer, or is or was serving at our request as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against expenses (including attorneys’ fees) and, to the extent permitted by law, amounts paid in settlement actually and reasonably incurred in connection with such action, suit or proceeding, and any appeal therefrom, if the Indemnitee acted in good faith and in a manner he or she reasonably believed to be in, or not opposed to, our best interests, except that no indemnification shall be made with respect to any claim, issue or matter as to which such person shall have been adjudged to be liable to us, unless and only to the extent that the court determines that, despite such adjudication but in view of all of the circumstances, he or she is fairly and reasonably entitled to indemnification for such expenses. Notwithstanding the foregoing, to the extent that any Indemnitee has been successful, on the merits or otherwise, he or she will be indemnified by us against all expenses (including attorneys’ fees) actually and reasonably incurred by him or her or on his or her behalf in connection therewith. If we don’t assume the defense, expenses must be advanced to an Indemnitee under certain circumstances.

In addition, we have entered into indemnification agreements with each of our directors and named executive officers and intend to enter into indemnification agreements with any new director and certain executive officers in the future.

We maintain a general liability insurance policy which covers certain liabilities of our directors and officers arising out of claims based on acts or omissions in their capacities as directors or officers.

Certain of our non-employee directors may, through their relationships with their employers, be insured and/or indemnified against certain liabilities in their capacity as members of our board of directors.

An underwriting agreement we may enter into in connection with an offering of shares of common stock may also provide that the underwriters will indemnify, under certain conditions, our directors and officers (as well as certain other persons) against certain liabilities arising in connection with such offering.

See also the undertakings set out in response to Item 17 herein.

Item 16. Exhibits.

The following exhibits are filed herewith or incorporated herein by reference.

Exhibit Number	Exhibit Description
1.1*	Form of Underwriting Agreement.

3.1	Amended and Restated Certificate of Incorporation of Clovis Oncology, Inc. (incorporated by reference to the Registrant’s Annual Report on Form 10-K filed with the Securities and Exchange Commission on March 15, 2012).

3.2	Amended and Restated Bylaws of Clovis Oncology, Inc. (incorporated by reference to the Registrant’s Annual Report on Form 10-K filed with the Securities and Exchange Commission on March 15, 2012).

4.1	Form of Common Stock Certificate of Clovis Oncology, Inc. (incorporated by reference to Amendment No. 2 to the Registrant’s Registration Statement on Form S-1 (File No. 333-175080) filed with the Securities and Exchange Commission on August 31, 2011.)

4.2	Form of Indenture.

4.3	Form of Debt Security (included in exhibit 4.2).

5.1	Opinion of Willkie Farr & Gallagher LLP regarding the validity of the securities being registered.

12.1	Statement re: Computation of Ratios of Earnings to Fixed Charges.

23.1	Consent of Independent Registered Public Accounting Firm.

23.2	Consent of Willkie Farr & Gallagher LLP (included in Exhibit 5.1).

24.1	Power of Attorney (included on signature page previously filed).

25.1	Statement of Eligibility of Trustee on Form T-1 under the Trust Indenture Act of 1939, as amended, of The Bank of New York Mellon Trust Company, N.A. to act as trustee for the form of Indenture.

*	To be filed by amendment or pursuant to a report to be filed pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934, as amended, if applicable, and incorporated herein by reference.

Item 17. Undertakings.

(a)	The undersigned registrant hereby undertakes:

(1)	To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i)	To include any prospectus required by Section 10(a)(3) of the Securities Act;

(ii)	To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in the volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Securities and Exchange Commission, or the SEC, pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

(iii)	To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

provided, however, that paragraphs (1)(i), (1)(ii) and (1)(iii) above do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the SEC by the registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934, or the Exchange Act, that are incorporated by reference in the registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the registration statement.

(2)	That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)	To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4)	That, for the purpose of determining liability under the Securities Act to any purchaser:

(A)	Each prospectus filed by the registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

(B)	Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii), or (x) for the purpose of providing the information required by Section 10(a) of the Securities Act shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date.

(5)	That, for the purpose of determining liability of the registrant under the Securities Act to any purchaser in the initial distribution of the securities, the undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i)	Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

(ii)	Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

(iii)	The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

(iv)	Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

(b)	The undersigned registrant hereby further undertakes that, for purposes of determining any liability under the Securities Act, each filing of the registrant’s annual report pursuant to Section 13(a) or 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of the securities at that time shall be deemed to be the initial bona fide offering thereof.

(c)	Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is, therefore unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

(d)	The undersigned registrant hereby undertakes to file an application for the purpose of determining the eligibility of the trustee to act under subsection (a) of section 310 of the Trust Indenture Act (“Act”) in accordance with the rules and regulations prescribed by the Securities and Exchange Commission under section 305(b)(2) of the Act.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Boulder, State of Colorado, on April 16, 2018.

CLOVIS ONCOLOGY, INC.

By:	/s/ Patrick J. Mahaffy
Patrick J. Mahaffy President and Chief Executive Officer

Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement on Form S-3 has been signed by the following persons in the capacities and on the dates indicated.

Name	Title	Date

/s/ Patrick J. Mahaffy Patrick J. Mahaffy	President and Chief Executive Officer; Director (Principal Executive Officer)	April 16, 2018

/s/ Daniel W. Muehl Daniel W. Muehl	Senior Vice President of Finance (Principal Financial Officer and Principal Accounting Officer)	April 16, 2018

* Brian G. Atwood	Director	April 16, 2018

* M. James Barrett	Director	April 16, 2018

* James C. Blair	Director	April 16, 2018

* Keith Flaherty	Director	April 16, 2018

* Ginger L. Graham	Director	April 16, 2018

* Paul Klingenstein	Director	April 16, 2018

* Edward J. McKinley	Director	April 16, 2018

* Thorlef Spickschen	Director	April 16, 2018

Patrick J. Mahaffy by signing his name below, signs this document on behalf of each of the above named persons specified by an (*), pursuant to a power of attorney duly executed by such person and filed with the Securities and Exchange Commission in Clovis Oncology, Inc.’s Registration Statement on Form S-3 (registration number 333-215400) filed on January 3, 2017.

By:	/s/ Patrick J. Mahaffy
Attorney-in-fact Patrick J. Mahaffy